Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SELECT INTERIOR CONCEPTS, INC.

a Delaware Corporation

Effective November 16, 2017

TABLE OF CONTENTS

		Page
Section 6.	President	13
Section 7.	Chief Financial Officer	14
Section 8.	Vice Presidents	14
Section 9.	Secretary	14
Section 10.	Treasurer	14
Section 11.	Assistant Secretaries	15
Section 12.	Assistant Treasurers	15
Section 13.	Other Officers	15

	ARTICLE V
	STOCK

Section 1.	Shares of Stock	15
Section 2.	Signatures	15
Section 3.	Lost Certificates	15
Section 4.	Dividend Record Date	15

	ARTICLE VI
	NOTICES

Section 1.	Notices	16
Section 2.	Waivers of Notice	16

	ARTICLE VII
	GENERAL PROVISIONS

Section 1.	Disbursements	16
Section 2.	Fiscal Year	17
Section 3.	Corporate Seal	17

	ARTICLE VIII
	INDEMNIFICATION

Section 1.	Right to Indemnification	17
Section 2.	Prepayment of Expenses	17
Section 3.	Claims	17
Section 4.	Nonexclusivity of Rights	17
Section 5.	Other Sources	17
Section 6.	Amendment or Repeal	18
Section 7.	Other Indemnification and Prepayment of Expenses	18

	ARTICLE IX
	FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1.	Forum for Adjudication of Certain Disputes	18

	ARTICLE X
	AMENDMENTS

Section 1.	Amendments	18
Section 2.	Entire Board of Directors	18

ii

AMENDED AND RESTATED

BYLAWS

OF

SELECT INTERIOR CONCEPTS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The Corporation shall have a registered office in the State of Delaware.

Section 2. Other Offices. The Corporation may also have other offices at such other places, within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders of the Corporation for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings.

(a) The annual meeting of stockholders of the Corporation for the election of directors shall be held on such date and at such time as shall be designated from time to time by resolution of the Board of Directors. Any annual meeting of stockholders of the Corporation may be postponed by action of the Board of Directors at any time in advance of such meeting. Any other proper business may be transacted at the annual meeting of stockholders of the Corporation.

(b) Notwithstanding any other provision herein to the contrary, unless, on or prior to May 31, 2019 (i) a shelf Registration Statement on Form S-1 or such other form under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), then available to the Corporation providing for the resale of the Registrable Shares (as defined in the Registration Rights Agreement, to be entered into on or about November 22, 2017 (the “Registration Rights Agreement”), among the Corporation, the sponsor entities identified therein, the management holders identified therein, and B. Riley FBR, Inc., and hereinafter referred to as the “Registrable Shares”), from time to time pursuant to Rule 415 under the Securities Act, by each record owner of any Registrable Shares from time to time (the “Holders”), has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), and (ii) the Registrable Shares have been listed for trading on a national securities exchange, (A) the Board of Directors shall adopt resolutions to expand the size of the Board of Directors (the “Board Enlargement”) by such number of additional directors such that the additional directors constitute a majority of the enlarged Board of Directors, and (b) the 2019 annual meeting of stockholders of the Corporation (the “Special 2019 Annual Meeting”) shall include as part of its agenda the election of such number of directors as there are then vacancies on the Board of Directors (the “Enlargement Vacancies”) due to the Board Enlargement (the “Special Agenda Item”), unless the holders of at least eighty percent (80%) of the outstanding Registrable Shares vote to waive or defer the requirement that the Board of Directors effect the Board Enlargement and include the Special Agenda Item as part of the agenda for the Special 2019 Annual Meeting. The Special 2019 Annual Meeting shall occur in no event later than July 31, 2019; provided, however, that if prior to July 31, 2019 the Shelf Registration Statement is declared effective by the Commission and the Registrable Shares have been listed for trading on a national securities exchange, the Board of Directors shall not be required to effect the Board Enlargement and include the Special Agenda Item as part of the agenda for the 2019 annual meeting of stockholders of the Corporation.

Section 3. Special Meetings. Except as may otherwise be provided or fixed pursuant to the provisions of subsection (c) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate of Incorporation), special meetings of stockholders of the Corporation, for any purpose or purposes, may be called at any time, but only by (i) the Chairman of the Board of Directors, if there be one, (ii) the Chief Executive Officer, (iii) the President, or (iv) the Board of Directors. Business transacted at any special meeting of the stockholders of the Corporation shall be limited to the purposes stated in the notice. Any special meeting of stockholders of the Corporation may be postponed by action of (i) the Chairman of the Board of Directors, if there be one, (ii) the Chief Executive Officer, (iii) the President, or (iv) the Board of Directors at any time in advance of such meeting.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware setting forth a copy of the resolution or resolutions of the Board of Directors providing for the issuance of a series of Preferred Stock of the Corporation pursuant to the provisions of subsection (c) of Article FOURTH of the Certificate of Incorporation (such certificate, as it may be amended from time to time, a “Certificate of Designation”)) or these Bylaws (as they may be amended from time to time, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of such meeting. If mailed, such notice shall be deemed to be given when deposited in United States mail, postage prepared, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 10 of this Article II, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 6. Quorum. Unless otherwise required by applicable law, the Certificate of Incorporation (including any Certificate of Designation) or these Bylaws, the holders of a majority in voting power of the Corporation’s stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, present in person or represented by proxy, by a majority in voting power thereof, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article II, until a quorum shall be present or represented. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or a subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 7. Voting. Unless otherwise provided in the Certificate of Incorporation (including any Certificate of Designation), each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. All other elections, questions or matters presented to the stockholders of the Corporation at a meeting of stockholders of the Corporation at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation (including any Certificate of Designation), these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or by applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of a majority of the votes cast with respect to such election or question. For purposes of this Section 7 of Article II, a “majority of votes cast” means the number of votes cast “for” an election or question exceeds the number of votes cast “against” such nominee or question.

Section 8. Proxies. Each stockholder of the Corporation entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder created as aforesaid may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 10. Record Date. In order that the Corporation may determine the stockholders of the Corporation entitled to notice of any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of a determination of the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; and (ii) in the case of a determination of the stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law or, if prior action of the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or on earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 10 of Article II at the adjourned meeting.

Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 11 of this Article II or to vote in person or by proxy at any meeting of the stockholders.

Section 12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or matter upon which the stockholders of the Corporation will vote at a meeting shall be announced at the meeting by the person presiding at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding at any meeting of the stockholders of the Corporation shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding at the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except as otherwise provided by applicable law, the person presiding at any meeting of stockholders of the Corporation, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether (a) a Nomination (as defined below) or any Business (as defined below) proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 14 of Article II of these Bylaws, and (b) any proposed Nomination or Business shall be disregarded or shall not be considered or transacted. Unless and to the extent determined by the Board of Directors or the person presiding at the meeting, meetings of stockholders of the Corporation shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13. Inspectors of Election. In advance of any meeting of the stockholders of the Corporation, the Board of Directors, by resolution, the Chairman of the Board of Directors, if there be one, the Chief Executive Officer, or the President may, and shall, if required by law, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors, by resolution, the Chairman of the Board of Directors, if there be one, the Chief Executive Officer, or the President may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders of the Corporation, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors; and (v) certify its or their determination of the number of shares represented at the meeting, and its or their count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 14. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of one or more individuals for election to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations to be considered by the stockholders (“Business”) may be made at an annual meeting of stockholders of the Corporation only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 14 of Article II is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 14 of Article II.

(ii) For Nominations or Business to be properly brought before an annual meeting of stockholders of the Corporation by a stockholder pursuant to clause (C) of subparagraph (a)(i) of this Section 14 of Article II, the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). In no event shall the public announcement (as defined below) of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each Nomination to be made by such stockholder, (x) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation, and (y) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and, in the event that such Business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made (w) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner, (x) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination or Business, and (z) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the Business or elect the nominee subject to the Nomination and/or (II) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination or Business; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of subparagraph (a)(ii) of this Section 14 of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 of Article II shall also be considered timely, but only with respect to nominees for election to the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders of the Corporation at which directors are to be elected only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 14 of Article II is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 14 of Article II. In the event the Corporation calls a special meeting of stockholders of the Corporation for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by subparagraph (a)(ii) of this Section 14 of Article II shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 14 of Article II shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in accordance with the procedures set forth in this Section 14 of Article II. Except as otherwise provided by law, the person presiding at the meeting shall have the power and the duty to determine whether (A) a Nomination or any Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 14 of Article II, and (B) any proposed Nomination or Business shall be disregarded or shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 14 of Article II, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) For purposes of this Section 14 of Article II, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, and 15(d) (or any successor thereto) of the Exchange Act.

(iii) Nothing in this Section 14 of Article II shall be deemed to affect any (A) rights or obligations, if any, of stockholders of the Corporation with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8), or (B) rights, if any, of the holders of any outstanding series of Preferred Stock provided for or fixed pursuant to Article FOURTH of the Certificate of Incorporation to elect directors.

Section 15. Procedures for Special 2019 Annual Meeting. Notwithstanding any other provision herein to the contrary, in addition to any other applicable provisions of these Bylaws, the following procedures shall be applicable in connection with the Special 2019 Annual Meeting to the extent the Board of Directors is required to effect the Board Enlargement and include the Special Agenda Item as part of the agenda for the Special 2019 Annual Meeting pursuant to Section 2(b) of this Article II.

(a) Nominations. Nominations of individuals for election to the Board of Directors to fill the Enlargement Vacancies at the Special 2019 Annual Meeting may only be made (i) by or at the direction of the Board of Directors, or (ii) upon receipt by the Corporation of written notice of Holders entitled to cast, or direct the casting of, not less than twenty percent (20%) of all the votes entitled to be cast at the Special 2019 Annual Meeting and containing the information specified by Section 15(b) of this Article II. Each individual whose nomination is made in accordance with this Section 15(a) of Article II is hereinafter referred to as a “Special Nomination.”

(b) Procedure for Special Nominations. For nominations of individuals for election to the Board of Directors to fill the Enlargement Vacancies to be properly brought before the Special 2019 Annual Meeting by Holders pursuant to Section 15(a) of this Article II, a Holder entitled to nominate individuals for election to the Board of Directors to fill the Enlargement Vacancies at the Special 2019 Annual Meeting must have given notice thereof in writing to the Secretary of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) calendar day after May 31, 2019. Such notice shall include each such proposed Special Nomination’s written consent to serve as a director, if elected, and shall specify, in addition to any information required by these Bylaws:

(i) as to each proposed Special Nomination, the name, age, business address and residence address of such proposed Special Nomination and all other information relating to such proposed Special Nomination that would be required, pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director;

(ii) as to each Holder giving the notice, the class, series and number of all shares of capital stock of the Company that are owned by such Holder, beneficially or of record; and

(iii) all other information required to be included in the notice of such nomination pursuant to these Bylaws.

(c) Notice of Special 2019 Annual Meeting. Not less than fifteen (15) nor more than twenty-five (25) days before the Special 2019 Annual Meeting, the Secretary of the Corporation shall give to each stockholder of the Corporation entitled to vote at, or to receive notice of, such meeting at such stockholder’s address as it appears in the stock transfer records of the Corporation, notice in writing setting forth (i) the time and place of the Special 2019 Annual Meeting, (ii) the purposes for which the Special 2019 Annual Meeting has been called, and (iii) the name of each Special Nomination.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of subsection (c) of Article FOURTH of the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall not be less than three (3) nor more than twelve (12), with the then authorized number of directors being fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. During any period when the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of subsection (c) of Article FOURTH of the Certificate of Incorporation have the right to elect one or more directors (each, a “Preferred Director,” and more than one, the “Preferred Directors”), then upon commencement of, and for the duration of, the period which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Preferred Directors, and the holders of such outstanding series of Preferred Stock shall be entitled to elect the Preferred Director or Preferred Directors so provided or fixed pursuant to the provisions of subjection (c) of Article FOURTH of the Certificate of Incorporation; and (ii) each such Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the provisions of subsection (c) of Article FOURTH of the Certificate of Incorporation, whichever occurs earlier, subject to such director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions providing for such series of Preferred Stock pursuant to the provisions of subsection (c) of Article FOURTH of the Certificate of Incorporation, whenever the holders of any outstanding series of Preferred Stock having the right to elect one or more Preferred Directors are divested of such right pursuant to the provisions of such capital stock, the term of office of each such Preferred Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Preferred Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

Section 2. Term; Election. Commencing with the annual meeting of stockholders of the Corporation in 2018, directors (other than any Preferred Directors), the term of each shall then expire, shall be elected to hold office for a one (1) year term and until the election and qualification of their respective successor in office, subject to each such director’s earlier death, resignation, disqualification, or removal.

Section 3. Vacancies. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of subsection (c) of Article FOURTH of the Certificate of Incorporation, and the right of the Corporation’s stockholders to elect directors to fill newly created vacancies at the Special 2019 Annual Meeting, and unless otherwise required by applicable law, any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal or other cause, or any newly created directorships resulting from an increase in the authorized number of directors constituting the Board of Directors, shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the Chief Executive Officer, the President, or by a majority of the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer, the President, or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the meeting or personally or by telegram, telex, cable or other means of electronic transmission not less than twenty-four (24) hours before the meeting.

Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall preside at such meeting. Except as provided below, the Secretary shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary may, but need not if such committee so elects, serve in such capacity.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Except as otherwise required by applicable law and except for any Preferred Directors, any director or the entire Board of Directors may be removed, but only for cause, by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors.

Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Action of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of Article III shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee of the Board of Directors must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any regulation applicable to the Corporation or its securities. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any regulation applicable to the Corporation or its securities, in the absence or disqualification of a member of a committee of the Board of Directors, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee of the Board of Directors, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee of the Board of Directors shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling to the fullest extent permitted by law.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), a Chief Financial Officer and one or more Vice Presidents, Assistant Secretaries, Assistant

Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first meeting held after each annual meeting of stockholders of the Corporation, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, subject to such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed for, in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, for, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall, subject to the control of the Board of Directors, perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board of Directors. The Chairman of the Board of Directors shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall be empowered to sign all certificates (including certificates representing shares of the Corporation), contracts and other instruments of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, the Board of Directors. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 6. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. The President shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or provided in these Bylaws.

Section 7. Chief Financial Officer. The Chief Financial Officer of the Corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, or provided in these Bylaws.

Section 8. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chief Executive Officer), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. If there be no Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, if there be one, or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall be empowered to sign all certificates representing shares of the Corporation and shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 11. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be prescribed by the Board of Directors.

ARTICLE V

STOCK

Section 1. Shares of Stock. The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 4. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee of the Board of Directors or stockholder of the Corporation, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to any director or member of a committee of the Board of Directors may be given personally or by telegram, telex, cable or by other means of electronic transmission.

Section 2. Waivers of Notice. Whenever any notice is required by the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any waiver of notice or waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

Section 3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6. Amendment or Repeal. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

Section 7. Other Indemnification and Prepayment of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1. Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants. Any person or persons purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. Any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally, voting together as a single class. Notwithstanding anything to the contrary in this Article X, the affirmative vote or written or electronic consent of at least 75% of the Holders shall be necessary to amend or repeal subsection 2(b) of Article II, until such time as the Special 2019 Annual Meeting has been held or is no longer required to be held thereunder.

Section 2. Entire Board of Directors. As used in this Article X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies or unfilled directorships.

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